Murtha, Cullina, Richter and Pinney
                          CityPlace I
                 185 Asylum Street, 29th Floor
                Hartford, Connecticut 06103-3469

                         June 17, 1997

Accent Color Sciences, Inc.
800 Connecticut Boulevard
East Hartford, CT  06108

     Re:  1995 Stock Incentive Plan

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 1,500,000 shares of Common Stock, no par value, of Accent Color Sciences, Inc., a Connecticut corporation (the Company"), issuable under the Company's 1995 Stock Incentive Plan (the "Plan").

     We have examined the Restated Certificate of Incorporation and By-Laws of the Company, and all amendments thereto, and originals, or copies certified to our satisfaction, of all pertinent records of the meetings of the directors and shareholders of the Company, the Registration Statement and such other documents relating to the Company as we have deemed material for the purposes of this opinion.

     In our examination of the foregoing documents, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such latter documents.

     Based on the foregoing, we are of the opinion that the Company has duly authorized for issuance the shares of its Common Stock covered by the Registration Statement to be issued under the Plan, as described in the Registration Statement, and such shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                         Very truly yours,

                         MURTHA, CULLINA, RICHTER AND PINNEY


                         By: /s/ Willard F. Pinney, Jr.
                            Willard F. Pinney, Jr.
                            A Partner